UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 15, 2007

BMC Software, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-16393	74-2126120
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2101 CityWest Blvd., Houston, Texas		77042
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-918-8800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2007, the Board of Directors of BMC Software, Inc. (the "Company") adopted the Company's 2007 Incentive Plan (the "2007 Plan"), which is subject to shareholder approval and will be on the ballot for shareholder approval at the Company's annual meeting of shareholders to be held on August 21, 2007. The 2007 Plan provides the Company with a means to attract and retain officers, employees, and directors of the Company through grants of equity-based compensation. The 2007 Plan also gives the officers, employees, and directors a proprietary interest in the Company.

The 2007 Plan provides for grants of Incentive Stock Options, Non-Qualified Stock Options, Dividend Equivalent Rights, Performance Awards, Restricted Stock Units, Stock Appreciation Rights, Stock Awards, and Phantom Stock (collectively and individually, "Awards"). Equity-incentive Awards and performance-based cash bonus Awards can be granted under the Plan. A copy of the Plan is filed herewith as Exhibit 10.23.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMC Software, Inc.

June 19, 2007	By:	Christopher C. Chaffin

Name: Christopher C. Chaffin
Title: Sr. Legal Counsel & Assistant Secretary

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Exhibit Index

Exhibit No.	Description

10.23	BMC Software, Inc. 2007 Incentive Plan